Exhibit 99.1
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
          The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: July 29, 2008

LED HOLDINGS, LLC
By:	/s/ Govi Rao
	Name:	Govi Rao
	Title:	President/CEO

PP IV (AIV) LED, LLC
By:	Pegasus Partners IV (AIV), L.P.,
its sole member

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg
	Name:	Richard Weinberg
	Title:	Vice President

PP IV LED, LLC
By:	Pegasus Partners, IV, L.P.,
its sole member

By:	Pegasus Investors IV, L.P.,
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg
	Name:	Richard Weinberg
	Title:	Vice President

PEGASUS PARTNERS IV, L.P.
By:	Pegasus Investors IV, LP
its general partner

By:	Pegasus Investors IV GP, L.L.C.,
its general partner

By:	/s/ Richard Weinberg
	Name:	Richard Weinberg
	Title:	Vice President

PEGASUS INVESTORS IV, L.P.

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS INVESTORS IV GP, L.L.C.

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President

PEGASUS CAPITAL, LLC

By:	/s/ Craig Cogut

Name: Craig Cogut
Title: President & Managing Member

/s/ Craig Cogut
CRAIG COGUT

/s/ Richard Kelson
RICHARD KELSON
LED EFFECTS, INC.
By:	/s/ Kevin Furry
Name: Kevin Furry
Title: President